SCHEDULE 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HENRY BROS. ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HENRY BROS. ELECTRONICS, INC.
17-01 Pollitt Drive
Fair Lawn, New Jersey 07410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 12, 2007

TO: THE SHAREHOLDERS OF HENRY BROS. ELECTRONICS, INC.:

          NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of HENRY BROS. ELECTRONICS, INC. (the “Company”), a Delaware corporation, will be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410, on Wednesday, December 12, 2007, at 10:00 a.m., Eastern Time, for the following purposes:

          1. To elect seven directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

          2. To consider and act upon a proposal to approve the Company’s 2007 Stock Option Plan;

          3. To consider and act upon a proposal to approve the selection of Amper, Politziner and Mattia, P.C. as the Company’s independent auditors for 2007, and;

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on November 6, 2007 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

By Order of the Board of Directors,

/s/ JAMES HENRY
James E. Henry
Chairman of the Board

Fair Lawn, New Jersey
November 12, 2007

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

HENRY BROS. ELECTRONICS, INC.
17-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 12, 2007

Dated: November 12, 2007

          The enclosed proxy is solicited by the Board of Directors (the “Board”) of Henry Bros. Electronics, Inc., a Delaware corporation (the “Company”), in connection with its 2007 Annual Meeting of Shareholders to be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410 on Wednesday, December 12, 2007, at 10:00 a.m., Eastern Time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

SOLICITATIONS

          The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

VOTING

          If a proxy in the accompanying form is duly executed and returned, the shares represented by the Proxy will be voted as directed. If no direction is given, the shares represented by the Proxy will be voted for the election of the seven nominees named herein as directors and to ratify the appointment of Amper, Politziner and Mattia, P.C. as the Company’s independent auditors for 2007. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the meeting.

          The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

          The record date with respect to this solicitation is the close of business on November 6, 2007 and only shareholders of record at that time will be entitled to vote at the meeting. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy statement and the accompanying proxy were mailed to you on or about November 12, 2007.

          Methods of voting:

          If you are the record holder:

•

By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on December 12, 2007.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

          If your stock is held by brokers, banks or other nominees:

          If your common stock is held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.

          If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on November 6, 2007.

          If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting.

          The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person.

PRINCIPAL OFFICE

          The principal executive office of the Company is 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, and its telephone number is (201) 794-6500.

QUORUM AND REQUIRED VOTE

          The number of outstanding shares entitled to vote at the meeting is 5,926,065 common shares, par value $.01 per share. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the outstanding shares of the Company’s common stock shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting:

          Directors shall be elected by a plurality of the votes cast; and

          The affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required to ratify the selection of Amper, Politziner and Mattia, P.C., as the Company’s independent auditors for 2007.

          Prior to the Annual meeting, we will select one or more inspectors of election for the meeting. Such inspector will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted as present for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker holding a customer’s securities in street name does not vote on one or more other matters at the meeting because it has not received voting instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The persons named in the accompanying proxy will vote for the election of the following seven persons as directors, all but Mr. Rockwell are currently members of the Board, to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Unless directed otherwise, each proxy will be voted for the nominees named below. If a nominee becomes unable or declines to serve as a director at the date of the annual meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute. All of the nominees have consented to serve as directors if elected.

Name	Age	Position with the Company	Director Since

James E. Henry	54	Chairman, Chief Executive Officer, Treasurer and Director	1999
Brian Reach	52	Vice Chairman, President, Chief Operating Officer,
		Secretary and Director	2004
Joseph P. Ritorto	76	Director	2002
Robert L. De Lia Sr.	60	Director	2004
David Sands	50	Director	2005
James W. Power	78	Director	2005
Richard D. Rockwell	53	Nominated for Director	—

          James E. Henry co-founded the Company’s predecessor company in 1989 and served as President and Chief Executive Officer until December 2001 when he was elected Chairman of the Board. Mr. Henry continues to serve as Chief Executive Officer and is also the Company’s Treasurer. Mr. Henry graduated from the University of New Hampshire with a Bachelor of Science degree in electrical engineering. In addition to his other responsibilities, Mr. Henry has continued to design, install, integrate and market security and communications systems as well as manage the Company’s research and development.

          Brian Reach, in addition to his prior duties, was named Chief Operating Officer in August 2006 and President in March 2007. Mr. Reach has been a member of the Company’s Board of Directors since February 2004 and has served as the Company’s Vice-Chairman since June 2004 and as its Secretary since November 2004. From September 1999 until April 2002, Mr. Reach was the Chief Financial Officer of Globix Corporation, a provider of application, media and infrastructure management services. Globix’s common stock is traded on the OTC Bulletin Board. From May 1997 to August 1999, Mr. Reach was the Chief Financial Officer of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. During his tenure at IPC, Mr. Reach successfully guided IPC through its leveraged recapitalization and financially restructured IPC enabling it to invest in strategic acquisitions and next generation technologies. Prior to IPC, Mr. Reach was the Chief Financial Officer of Celadon Group, Inc. and Cantel Industries, Inc. Mr. Reach became a certified public accountant in 1980 and received his Bachelor of Science degree in accounting from the University of Scranton in 1977.

          Joseph P. Ritorto has been a member of our Board since January 2002. Mr. Ritorto is the co-founder of First Aviation Services, Inc., which is located in Teterboro Airport, Teterboro, New Jersey and provides a variety of aviation support services. Mr. Ritorto has been an officer, in various capacities, of First Aviation Services since 1986. From 1991, until he retired in May 2001, Mr. Ritorto served as the Senior Executive Vice President and Chief Operating Officer of Silverstein Properties, Inc. In this capacity, Mr. Ritorto’s responsibilities included overseeing operations and directing the lease administration of Silverstein owned and managed properties.

          Robert L. De Lia, Sr. has been a member of our Board since May 2004. Currently, Mr. De Lia is vice president of TJ’s Motorsport, a privately held company dedicated to supplying quality motor sport products. From 2002 to 2003, Mr. De Lia was the President and Chief Executive Officer of Airorlite Communications, Inc., a company that specializes in designing, manufacturing and maintaining wireless communications equipment used to enhance and extend emergency radio frequency services and cellular communication for both fixed and mobile applications. In April 2004, a wholly-owned subsidiary of the Company purchased all of the issued and outstanding shares of stock of Airorlite Communications, Inc. From 1987 to 1999, Mr. De Lia was the President and Chief Executive Officer of Fiber Options, Inc. Mr. De Lia graduated from the New York Institute of Technology in 1969.

          David Sands has served as a director of the Company since 2005. Mr. Sands is a certified public accountant and a partner of Buchbinder Tunick & Company LLP where he is the head of the tax department. Mr. Sands is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Sands has also lectured at the New York University Summer Continuing Education and the Foundation for Accounting Education Programs. Mr. Sands received a Bachelor of Science from SUNY at Buffalo and a Master of Science in Taxation from Pace University.

          James W. Power has served as a director of the Company since December 2005. Mr. Power is Chairman of AXIUM, Inc., a digital video recording company; Chairman of MDI, Inc, a Nasdaq listed provider of integrated access control and physical security products for government and commercial organizations; director of RAE Systems, Inc., a manufacturer of equipment used to detect weapons of mass destruction, hazardous materials and toxic chemicals; and the principal partner in J.W. Power & Associates. Mr. Power previously served as Chairman of the Board of InfoGraphic Systems Corp.; President and Chief Executive Officer of Martec\SAIC; President and Chief Executive Officer of Pinkerton Control Systems and has held senior executive positions with Cardkey Systems, Inc., Nitrol Corporation and TRW Data Systems. Previously, he has served as a director of National Semiconductor, ICS Corporation, and Citicorp Custom Credit and Citicorp Credit Services.

          Richard D. Rockwell has been Owner and Chairman of Professional Security Technologies LLC, a full service security systems integrator since 1996. Mr. Rockwell has been Owner and President of Main Security Surveillance, Inc. since 2005. From 1982 to 2003, Mr. Rockwell was Founder, Owner and Chief Executive Officer of Professional Security Bureau, Ltd. (“PSB”), a security guard services company. In 2003 PSB, with annual revenues in excess of $100 million, was divested to Allied Security. From 1997 through 2003, Mr Rockwell was co-founder and Chairman of TransNational Security Group, LLC (“TSG”). TSG afforded the member companies with opportunities for national sales and marketing, national contracting, and combined purchasing power. From 1995 to 2005, Mr. Rockwell was founder and owner of PeopleVision, a full service advertising and display manufacturing company. Mr. Rockwell was vice president, legal affairs of Metropolitan Maintenance Company from 1981 to 1982 a publicly-traded company listed on the Boston stock exchange. Mr. Rockwell received a Bachelor of Arts from Ithaca College and a Juris Doctor from Western New England College of Law.

THE BOARD OF DIRECTORS IS RECOMMENDING THAT YOU VOTE FOR EACH OF THE SEVEN
NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2
PROPOSED 2007 STOCK OPTION PLAN

          There is being submitted to the shareholders for approval at the Annual Meeting, the Henry Bros. Electronics, Inc. 2007 Stock Option Plan (the “2007 Plan”) which authorizes the issuance of options to purchase up to 250,000 shares of the Company’s common stock. The 2007 Plan was approved by the Company’s Board, subject to shareholder approval, at a meeting held on November 8, 2007. If approved, the 2007 Plan will terminate on November 8, 2017.

          Under the 2007 Stock Option Plan, the Company’s employees, directors and consultants are eligible to be granted stock options. All options granted under the 2007 Plan shall be either Incentive Stock Options (‘ISOs’), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options (‘NQOs’); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or NQO in writing in the document or documents evidencing the grant of the option. We believe that stock options play an important role in providing those eligible to participate with an incentive and inducement to contribute fully to the further growth and development of the Company because of the opportunity to acquire a proprietary interest in the Company on an attractive basis.

          All stock options granted under the 2007 Plan will be exercisable at such time or times and in such installments, if any, as our compensation committee or the Board may determine and expire no more than ten years from the date of grant. The exercise price of the stock option will be the fair market value of the Company’s common shares on the date immediately preceding the date on which the option is granted. Options are non-transferable except by will or by the laws of descent and distribution. Each option granted under the 2007 Plan will be evidenced by a written agreement.

          Options granted under the 2007 Plan terminate three months after the optionee’s relationship with the Company is terminated except if termination is for cause or by reason of death or disability, unless otherwise provided in the Stock Option Agreement between the optionee and the Company. In the case of death or disability, the option terminates six months after the optionee’s death or termination of employment by reason of disability unless otherwise provided in the optionee’s Stock Option Agreement. If an employee’s employment is terminated for cause, then any unexercised options held by the employee are canceled upon termination of employment unless otherwise provided in the Optionee’s Stock Option Agreement. In the case of a non-employee director who has served his or her full term, all vested options remain exercisable until the termination date set forth in the stock option agreement to which such options relate.

          The Board has a limited right to modify or amend the 2007 Plan which does not include the right to increase the number of shares which is available for the grant of options. The 2007 Plan will be administered by the compensation committee appointed by the board of directors.

          Those eligible to participate in the 2007 Plan, will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the Company’s common stock. This will dilute the equity interest of the Company’s other shareholders. The grant and exercise of the options also may affect the Company’s ability to obtain additional capital during the term of any options.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2007 STOCK OPTION PLAN

          The following is a summary of the Federal income tax consequences of transactions under the 2007 Stock Option Plan, based on Federal income tax laws in effect on January 1, 2007. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

          Benefits which may be granted pursuant to the 2007 Stock Option Plan include incentive stock options and nonqual-ified stock options.

          Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

          If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income, which was taxed to the optionee for Federal income tax purposes, if it complies with applicable reporting requirements (the ‘reporting requirements’) and if the amount represents an ordinary and necessary business expense of the Company (the ‘ordinary and necessary text’). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

          Options are eligible for favorable tax treatment as incentive options only to the extent that not more than $100,000 in fair market value at the date of grant (generally measured by the exercise price) first becomes exercisable in any one calendar year. For purposes of this rule, option grants are aggregated and a series of option grants over several years may in the aggregate result in more than $100,000 of options that first became exercisable in any one calendar year. Moreover, options that accelerate in the event of a change in control may also cause more than $100,000 of options to become exercisable in the year of acceleration. If more than $100,000 of options first become exercisable in any one year, the excess options are non-qualified options regardless of the characterization in the grant agreement.

          Non-qualified Stock Options. Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Company is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee as ordinary income, subject to the Company’s satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

          Change of Control Event. The 2007 Stock Option Plan provides for the early exercisability of outstanding options in the event of a Change of Control Event as defined in the 2007 Stock Option Plan. The acceleration of these benefits may be deemed to constitute a ‘parachute payment’ under the Code. ‘Excess parachute payments,’ as defined in the Code, will subject the recipient thereof to an additional 20% excise tax and are not deductible by the Company.

THE BOARD OF DIRECTORS IS RECOMMENDING THE ADOPTION OF THE 2007 PLAN.
THE DESCRIPTION OF THE PROPOSED 2007 PLAN SET FORTH ABOVE IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO THE TEXT OF THE 2007 PLAN AS SET FORTH IN EXHIBIT A.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors for 2007

          The Audit Committee has appointed Amper, Politziner and Mattia, P.C. as our independent auditors for 2007. We are not required to have the shareholders ratify the selection of Amper, Politziner and Mattia, P.C. as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Amper, Politziner and Mattia, P.C. but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Henry Bros. Electronics, Inc. and its shareholders.

Changes in Our Independent Auditors

          On November 5, 2007, the Company notified Demetrius & Company, L.L.C. of its decision to dismiss Demetrius & Company, L.L.C. as the Company’s independent auditors.

          Concurrently, the Audit Committee and the Board of Directors approved the engagement of Amper, Politziner and Mattia, P.C. as the Company’s independent auditors, effective upon notification to Demetrius & Company, L.L.C. of dismissal, and execution of an engagement letter. Amper, Politziner and Mattia, P.C. served as the Company’s independent auditors beginning with the quarter ended September 30, 2007.

          During the period beginning January 1, 2005 through November 5, 2007 (the date Amper, Politziner and Mattia, P.C. was appointed), neither the Company nor anyone acting on the Company’s behalf consulted with Amper, Politziner and Mattia, P.C.. regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

          The reports of Demetrius & Company, L.L.C. on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and the period from the end of the most fiscal year and through November 5, 2007, the date of appointment of Amper, Politziner & Mattia, P.C., the period January 1, 2007 through November 7, 2007, there were no disagreements with Demetrius & Company, L.L.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Demetrius & Company, L.L.C., would have caused Demetrius & Company, L.L.C. to make reference to the matter in its report.

          Representatives of Demetrius & Company, L.L.C., the principal accountant for the year ended December 31, 2006, and representatives of Amper, Politziner and Mattia, P.C., the principal accountant for the year ended December 31, 2007, are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and available to respond to appropriate questions.

THE BOARD OF DIRECTORS IS RECOMMENDING A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF AMPER, POLITZINER AND MATTIA, P.C. AS OUR INDEPENDENT
AUDITORS FOR 2007.

Fees Paid to Our Independent Auditors During 2006 and 2005

Audit Fees

          The aggregate fees billed by Demetrius & Company, L.L.C. for professional services rendered for the audits of the Company’s annual financial statements on Form 10-K in 2006 and the reviews of the financial statements on Form 10-Q for the fiscal year ended December 31, 2006 were $110,500 and the audit of Form 10-KSB in 2005 and the reviews of the financial statements on Form 10-QSB for the fiscal year ended December 31, 2005 were $86,087.

Audit-Related Fees

          The aggregate fees billed for audit-related services by the principal accountant for the year ended December 31, 2006 were approximately $425 and for the year ended December 31, 2005 were $2,200. Audit related services include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions and review of registration statements.

Tax Fees

          The aggregate fees billed for tax compliance, tax advice and tax planning rendered by our independent auditors for the fiscal year ended December 31, 2005 was $22,500,. The services comprising these fees include tax consulting and submitting tax returns.

All Other Fees

          The aggregate fees billed for all other professional services rendered by the Company’s independent auditors for the year ended December 31, 2006 was $14,000 and for the year ended December 31, 2005 was $12,047. These fees related to a 401(k) plan audit in 2006 and work performed on consents on Form S-8 Registrations in 2005.

Pre-Approval of Audit and Permissible Non-Audit Services

          The Audit Committee approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees. The Audit Committee pre-approves all non-audit services to be performed by the auditor. The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was 0%.

GOVERNANCE OF THE COMPANY

          Pursuant to the Company’s by-laws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have six members on our Board. The Board has determined that four of its members, Joseph P. Ritorto, Robert L. De Lia Sr, David Sands, and James W. Power, are “independent,” as defined in the listing standards of American Stock Exchange. During 2006, the Board held 6 meetings and the committees held a total of 8 meetings. Each incumbent Director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he was a member during the period he served as a Director in fiscal 2007.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The Board has established a compensation committee, an audit committee and a nominating committee. We consider Messrs. Ritorto, De Lia, Sands and Power to be independent in accordance with Section 121A of the American Stock Exchange’s listing standards.

          Messrs. Power, Ritorto and Sands are the members of the Audit Committee. Each member of the Audit Committee meets the financial literacy requirements of the American Stock Exchange. The Audit Committee is responsible for the appointment, compensation and oversight of the work of any independent auditor employed by the Company. The Audit Committee also reviews with the Company’s independent auditor the adequacy and effectiveness of the Company’s system of internal financial controls and accounting practices. The Audit Committee has adopted an Audit Committee Charter. This charter is available to the shareholders on our website, www.hbe-inc.com, and is also available in print to any stockholder upon written request to: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee met four times during 2006. The Board has determined that Mr. Sands qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the Audit Committee.

          The Compensation Committee recommends to our Board the compensation to be paid to our officers and directors, administers our stock option plans and approves the grant of options under these plans. The Compensation Committee met four times during 2006. Messrs. De Lia, Power and Ritorto are the members of our Compensation Committee. The Company has not yet adopted a charter for the Compensation Committee.

          Our Nominating Committee is comprised of Messrs. De Lia, Power and Sands. The Nominating Committee did not meet during 2006 but recommended to the Board each of the nominees who have been nominated for election to the Board at the 2007 Annual Meeting. The principal functions of the nominating committee are to: (i) develop policies on the size and composition of the Board of Directors; (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership; (iii) perform board performance evaluations on an annual basis and (iv) recommend a slate of nominees to the Board of Directors annually. The Board has adopted a written charter setting forth the functions of the Nominating Committee and providing direction as to nominating policies and procedures. This charter is available to the shareholders on our website, www.hbe-inc.com. The Nominating Committee’s charter is also available in print to any stockholder upon written request to: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary.

          The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through current board members, stockholders or other persons. The Nominating Committee will consider all recommendations of director nominees in a like manner. The Company has no formal procedures pursuant to which stockholders may recommend nominees to our Board of Directors and the Board of Directors believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. Any stockholder desiring to suggest a Board nominee should send the name of such nominee for consideration to the attention of: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary. Any such nomination must include:

•

As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address as they appear on our books, and the class and number of our shares beneficially owned by such stockholder.

COMMUNICATING WITH OUR DIRECTORS

          Shareholders who wish to communicate with the Board or with specified members of the Board should do so by sending any communication to Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary.

          Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Our Secretary will forward such communication to the full Board or to any individual member or members of the Board to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

COMPENSATION OF DIRECTORS

          Directors who are also our employees receive no additional compensation for attendance at board meetings. Mr. Henry and Mr. Reach are the only members of the Board of Directors who are also employees. The Company’s non-employee directors receive a quarterly fee of $1,250 and an annual stock option grant to purchase 2,000 shares of the Company’s common stock at the closing share price on the day of the grant and $1,000 for attendance at each Board or Committee meeting. For the year ended December 31, 2006, all of our outside Directors, that is, Directors who are not employees or full-time consultants of the Company, each received compensation as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)

Robert De Lia, Sr.	10,000	756	(3)	10,756
James W. Power	6,750	756	(4)	7,506
Joseph P. Ritorto	8,000	756	(5)	8,756
David Sands	10,000	756	(6)	10,756

(1)	Outside Directors each receive a cash retainer at a rate of $5,000 per annum. The Company reimburses Directors for out-of-pocket expenses incurred travelling to Board of Director’s meetings.

(2)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of the option granted to the named executive officer. The fair value was estimated in accordance with FASB 123R. For a more detailed discussion on the valuations made and assumptions used to calculate the fair value of our options refer to Note 10 of our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	At December 31, 2006, Mr. De Lia, Sr. held options to purchase 6,000 shares of Common Stock.

(4)	At December 31, 2006, Mr. Power held options to purchase 4,000 shares of Common Stock.

(5)	At December 31, 2006, Mr. Ritorto held options to purchase 11,000 shares of Common Stock.

(6)	At December 31, 2006, Mr. Sands held options to purchase 4,000 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee in 2006 were Messrs. De Lia, Power and Ritorto. The Board made all decisions concerning executive compensation during 2006. No executive officer of the Corporation served as a member of the Board of Directors of another entity during 2006. None of the members of the Compensation Committee has ever been an officer or employee of Henry Bros. Electronics, Inc. or any of its subsidiaries, and no “compensation committee interlocks” existed during fiscal 2006.

CODE OF CONDUCT AND CODE OF ETHICS

          We have adopted a Code of Conduct which applies to our officers, directors and employees, and a Code of Ethics which applies to our senior financial officers. The codes are available in print to any stockholder upon written request to: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee is appointed by the Board to assist the Board in monitoring:

•	the integrity of the financial statements of Henry Bros. Electronics, Inc.,

•	the independent auditor’s qualifications and independence,

•	the performance of the independent auditors of Henry Bros. Electronics, Inc., and

•	the compliance by Henry Bros. Electronics, Inc. with legal and regulatory requirements.

          We meet with management periodically to consider the adequacy of the internal controls of Henry Bros. Electronics, Inc. and the objectivity of its financial reporting. We discuss these matters with the independent auditors of Henry Bros. Electronics, Inc. and with appropriate Company financial personnel.

          We regularly meet privately with the independent auditors who have unrestricted access to the committee.

          We select, evaluate and, where appropriate, replace the independent auditor, and review periodically their performance, fees and independence from management.

          Each of the Directors who serves on the committee is “independent” for purposes of the AMEX listing standards. That is, the Board of Directors has determined that none of Messrs. Sands, Ritorto and Power has a relationship with Henry Bros. Electronics, Inc. that may interfere with his independence from Henry Bros. Electronics, Inc. and its management.

          The Board has adopted a written charter setting out the audit related functions the committee is to perform. Upon recommendation by the Audit Committee, the Board amended and restated the charter effective November 8, 2007, a copy of which is attached to this Proxy Statement as Exhibit B hereto, to reflect changes in law and applicable SEC and stock exchange regulations. The Board reviews the charter on an ongoing basis to assure that the functions and duties of the Audit Committee will continue to conform to such applicable regulations as they may be amended or modified in the future. The charter is available to shareholders on our website, www.hbe-inc.com.

          Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent auditors.

          This year, we reviewed Henry Bros. Electronics, Inc.’s audited financial statements as of and for the year ended December 31, 2006, and met with both management and Demetrius & Company, LLC, Henry Bros. Electronics, Inc.’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

          We have received from Demetrius & Company, LLC and discussed with them the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Demetrius & Company, LLC any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in Henry Bros. Electronics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE:

David Sands
Joseph P. Ritorto
James W. Power

COMPENSATION DISCUSSION AND ANALYSIS

          Through the following questions and answers we explain all material elements of our executive compensation:

What are the objectives of our executive compensation programs?

          Our corporate goal is to maximize our total return to our shareholders through share price appreciation. Towards this goal, we seek to compensate our executives at levels that are competitive with peer companies so that we may attract, retain and motivate highly capable executives. We also design our compensation programs to align our executives’ interests with those of our shareholders.

          Our 2006 executive compensation, including stock option grants awarded for and in 2006, reflects our effort to realize these objectives.

What are the principal components of our executive compensation programs?

          Overview: Our executive compensation programs consist of three principal components: (i) a base salary; (ii) annual bonuses; and (iii) stock option grants. The Company’s policy for compensating our executive officers is intended to provide significant annual long-term performance incentives. We describe each of these principal components below.

          Relationship of the principal components: We have allocated the three principal components of our executive compensation programs in a manner that we believe optimizes each executive’s contribution to us. We have not established specific formulae for making the allocation.

          Base Salary: We do not have employment agreements with any of our executives. Base salaries for executive officers are determined by evaluating a variety of factors, including the experience of the individual, the competitive marketplace for managerial talent, the Company’s performance, the executive’s performance, and the responsibilities of the executive. Although our Compensation Committee annually reviews salaries of our executive officers, our Compensation Committee does not automatically adjust base salaries if it concludes that adjustments to other components of the executive’s compensation would be more appropriate.

          Annual Bonus: Cash bonus awards are based on a variety of factors, including the individual performance of the executive and the Company’s performance.

          Long-Term Incentive Compensation (Stock Options for Common Shares): The Compensation Committee believes that stock-based compensation arrangements are essential in aligning the interests of management and the stockholders. The Company’s 2002 and 2006 Stock Plan provides for the issuance of stock options to its executive officers and other employees. Stock options to purchase shares of the Company’s common stock are issued at an exercise price equal to the fair market value of such stock on the date immediately preceding the date on which the stock option is granted. These options typically vest over a three to five year period from the date of grant and are granted to the Company’s executive officers and other employees as a reward for past individual and corporate performance and as an incentive for future performance. The size of awards is determined by the Committee based on factors such as the executive’s position, individual performance and the Company’s performance.

What do we seek to reward and accomplish through our executive compensation programs?

          We believe that our compensation programs, collectively, enable us to attract, retain and motivate high quality executives. We provide annual bonus awards primarily to provide performance incentives to our key employees to meet corporate performance objectives. Our corporate objectives are measured by sales increases, operating margins, net income and other items of performance as determined on an annual basis. We design long-term incentive awards primarily to motivate and reward key employees over longer periods. Through vesting and forfeiture provisions that we include in awards of stock options we provide an additional incentive to executives to act in furtherance of our longer-term interests. An executive whose employment with us terminates before equity-based awards have vested, either because the executive has not performed in accordance with our expectations or because the executive chooses to leave, will generally forfeit the unvested portion of the award.

Why have we selected each principal component of our executive compensation programs?

          We have selected programs that we believe are commonly used by public companies, both within and outside of our industry, because we believe commonly used programs are well understood by our shareholders, employees and analysts. Moreover, we selected each program only after we first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

How do we determine the amount of each principal component of compensation to our executives?

          Our Compensation Committee exercises judgment and discretion in setting compensation for our senior executives. The Committee exercises its judgment and discretion only after it has first evaluated the recommendations of our Chief Executive Officer and evaluated our corporate performance.

What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

          Our corporate performance primarily impacts the annual bonuses and long-term incentive compensation that we provide our executive officers. We use or weigh items of corporate performance differently in our annual bonus and long-term compensation awards and some items are more determinative than others.

          Goals for executives in 2006 vary because the areas of responsibility of executives differ. Goals are generally developed around metrics tied to our growth and profitability, including increases in revenue and operating profit, decreases in expenses, completion of developments in accordance with budgets and timelines, execution of acquisitions in accordance with targets, enhanced operational efficiencies and development of additional opportunities for our long-term growth.

How do we determine when awards are granted, including awards of equity-based compensation?

          Historically, our Compensation Committee has awarded annual bonuses in the quarter following the year end. The Compensation Committee makes awards of stock options on an ad hoc basis, but generally quarterly, following review of pertinent financial information and industry data. In addition, the Compensation Committee conducts a thorough review of stock option awards and grant procedures annually. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee.

          Over the past years our equity-based awards to executives have taken the form of stock options. The number of stock options subject to an award has been computed by taking into account the Company’s performance, the particular executive’s performance, our retention objectives, and other factors.

What factors do we consider in decisions to increase or decrease compensation materially?

          Historically, we have generally not decreased the base salaries of our executive officers or reduced their incentive compensation targets due to individual performance. When an executive’s performance falls short of our expectations then we believe our interests are best served by replacing the executive with an executive who performs at the level we expect. The factors that we consider in decisions to increase compensation include the individual performance of the executive, responsibility of the executive and our corporate performance, as discussed above.

To what extent does our Compensation Committee consider compensation or amounts realizable from prior compensation in setting other elements of compensation?

          The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

How do accounting considerations impact our compensation practices?

          Accounting consequences are not a material consideration in designing our compensation practices. However, we design our equity awards so that its overall cost fell within a budgeted dollar amount and so that the awards would qualify for classification as equity awards under FAS 123R. Under FAS 123R the compensation cost recognized for an award classified as an equity award is fixed for the particular award and, absent modification, is not revised with subsequent changes in market prices of our common shares or other assumptions used for purposes of the valuation.

How do tax considerations impact our compensation practices?

          Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program and assurances from our outside professionals that the tax treatment should be respected by taxing authorities.

          Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chief Executive Officer and our four other highest paid executive officers to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. Generally, Section 162(m) has not had a significant impact on our compensation programs.

What are our equity or other security ownership requirements for executives and our policies regarding hedging the economic risk of share ownership?

          We do not maintain minimum share ownership requirements for our executives. We do not have a policy regarding hedging the economic risk of share ownership.

To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

          While the Compensation Committee does not perform formal benchmarks, they do compare the elements of total compensation to compensation provided by knowledge gained in the industry.

Do we have a policy regarding the recovery of awards or payments if corporate performance measures upon which awards or payments are based are restated or adjusted in a manner that would reduce the size of an award or payment?

          For non-executive officers, we have a policy that provides for a case-by-case review to determine if a recovery of an award is necessary if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award. For executive officers, we have a policy that requires a recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award.

What is the role of our executive officers in the compensation process?

          Our Compensation Committee meets periodically with our Chief Executive Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The Compensation Committee also relies on executive management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. The Compensation Committee relies on the recommendations of our Chief Executive Officer regarding the performance of individual executives. At meetings in 2006 the Compensation Committee received recommendations from our Chief Executive Officer regarding salary adjustments and annual bonus and stock option awards for our executive officers. Our Chief Executive Officer plays a significant role in determining the annual cash compensation of our executive officers. The Compensation Committee believes that it is important for it to receive the input of the Chief Executive Officer on compensation matters since he is knowledgeable about the activities of our executive officers and the performance of their duties and responsibilities, as well as their contributions to the growth of the Company and its business. The Compensation Committee accepted these recommen-

dations after concluding that the recommendations comported with the Committee’s objectives and philosophy and the Committee’s evaluation of our performance and industry data.

Compensation Committee Report

          Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management and based on the review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board accepted the Compensation Committee’s recommendation. This report is made by the undersigned members of the Compensation Committee:

Robert L. De Lia, Sr. (Chair)
James W. Power
Joseph P. Ritorto

EXECUTIVE OFFICERS

          Our Executive Officers are as follows:

Name	Age	Position(s) with the Company

James E. Henry	53	Chief Executive Officer and Treasurer
Brian Reach	52	President, Chief Operating Officer, Vice-Chairman, Secretary
John P. Hopkins	47	Chief Financial Officer
Brian J. Smith	52	Corporate Controller
Chris Peckham	42	Chief Information Officer / Chief Security Officer

          Officers are not appointed for fixed terms. Biographical information for our current officers who are not also continuing Directors follows:

          John P. Hopkins was appointed Chief Financial Officer in August 2006. Prior to joining the Company, Mr. Hopkins was Chief Financial Officer for Measurement Specialties from July 2002 to August 2006, was Vice President, Finance from April 2001 to July 2002, and was Vice President and Controller from January 1999 to March, 2001, with Cambrex Corporation, a provider of scientific products and services to the life sciences industry. From 1988 to 1998, he held various senior financial positions with ARCO Chemical Company, a manufacturer and marketer of specialty chemicals and chemical intermediates. Mr. Hopkins is a Certified Public Accountant and was an Audit Manager for Coopers & Lybrand prior to joining ARCO Chemical. Mr. Hopkins holds a B.S. in Accounting from West Chester University, and an M.B.A. from Villanova University.

          Brian J. Smith was appointed Corporate Controller in April 2007. Prior to joining the Company, Mr. Smith was VP-General Manager NetVersant of New York, a provider of voice and data system infrastructure from 2002. From 1991 to 2002 Mr. Smith held various senior financial positions with Insilco Technologies, a manufacturer and distributor of electronic components. Mr. Smith is a Certified Public Accountant and was and began his career as an auditor for KPMG Peat Marwick. Mr. Smith holds a B.S. in Accounting from Fordham University.

          Christopher Peckham was appointed Chief Information Officer / Chief Security Officer in September 2007. Prior to joining the Company, Mr. Peckham was Director of Operations with Sungard Higher Education from 2003. From 1999 to 2003, Mr. Peckham served in several VP positions at Globix Corporation in the areas of Network and Systems Engineering, Operations, and Information Technology. Prior to that, he held positions in networking and systems at Icon CMT, PFMC, and NJIT. Mr. Peckham received the B.S., M.S., and Ph.D. degrees in electrical engineering from the New Jersey Institute of Technology and a MBA from Rutgers University.

          For officers who are also Directors, we refer you to their biographical information at page 3 above.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth summary information concerning the annual compensation for the year ended December 31, 2006 for our principal executive officer (“PEO”), principal financial officer (“PFO”) and our most highly compensated executive officers other than our PEO and our PFO for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other compensation ($) (2)	Total ($)

James E Henry, Chairman, Chief Executive Officer,Treasurer and Director	2006	130,680	—	—	—	130,680
Irvin F. Witcosky, President and Director (3)	2006	130,680	—	—	—	130,680
Brian Reach, Vice Chairman, Chief Operating Officer, Secretary and Director (4)	2006	72,000	—	42,363	—	114,363
John P. Hopkins, Chief Financial Officer (5)	2006	69,000	—	13,283	—	82,283
Phlip A. Timpanaro, Corporate Controller (5)	2006	128,672	—	13,924	—	142,597

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of the option granted to the named executive officer. The fair value was estimated in accordance with FASB 123R. For a more detailed discussion on the valuations made and assumptions used to calculate the fair value of our options refer to Note 10 of our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Less than $10,000

(3)

Irvin F. Witcosky was the Company’s President and Chief Operating Officer in prior years. Effective August 8, 2006, Mr. Witcosky ceased being the Chief Operating Officer. Effective March 23, 2007, Mr. Witcosky resigned as an officer and director of the Company.

(4)	Effective August 8, 2006, Mr. Reach assumed the position of Chief Operating Officer. Effective March 23, 2007, Mr. Reach assumed the additional position of President.

(5)

Philip A. Timpanaro was the Company’s Chief Financial Officer. Effective August 8, 2006, Mr. Timpanaro ceased being the Chief Financial Officer and became the Corporate Controller and John P. Hopkins became the Chief Financial Officer. Effective April 13, 2007, Mr. Timpanaro resigned from the Company.

Grants of Plan-Based Awards in 2006.

          The following table contains information related to the grant of stock options under our existing stock option plans issued by us during 2006 to executive officers named in the Summary Compensation Table with awards disclosed on a grant-by-grant basis:

		Estimated Future payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Name	Grant Date (1)	Threshold (#)	Target (#)	Maximum (#)

James E. Henry	—	—	—	—		—	—
Irvin F. Witcosky	—	—	—	—		—	—
Brian Reach	8/8/2007	—	—	50,000	(3)	3.71	$53,131
John P. Hopkins	8/8/2007	—	—	150,000	(4)	3.71	$159,393
Phlip A. Timpanaro	—	—	—	—		—	—

(1)	Represents grants under the Company’s 2002 Stock Option Plan.

(2)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of the option granted to the named executive officer. The fair value was estimated in accordance with FASB 123R. For a more detailed discussion on the valuations made and assumptions used to calculate the fair value of our options refer to Note 10 of our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Represents grant of 50,000 incentive stock options which vests in five equal installments of 10,000 on August 8, 2007, 2008, 2009, 2010, and 2011, respectively.

(4)	Represents grant of 150,000 incentive stock options which vests in five equal installments of 30,000 on May 27, 2006, 2007, 2008, 2009, and 2011, respectively.

Outstanding Equity Awards at December 31, 2006.

          The following table contains information concerning unexercised options held as of December 31, 2006 by the executive officers named in the Summary Compensation Table:

	Option Awards

Name	Number of Securities Underlying Options Exercisable (#)		Number of Securities Underlying Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

James E. Henry	—		—		—	—	—
Irvin F. Witcosky	—		—		—	—	—
Brian Reach	100,000	(1)	—		—	7.10	5/31/2009
Brian Reach	—		50,000	(2)	—	3.71	8/8/2012
John P. Hopkins	—		150,000	(3)	—	3.71	8/8/2012
Philip A. Timpanaro	5,000	(4)	20,000	(4)	—	5.65	5/27/2010

(1)	Represents grant of 100,000 incentive stock options which vests equally in 25 monthly installments of 4,000, with the installment vesting on June 30, 2004.

(2)	Represents grant of 50,000 incentive stock options which vests in five equal installments of 10,000 on August 8, 2007, 2008, 2009, 2010, and 2011, respectively.

(3)	Represents grant of 150,000 incentive stock options which vests in five equal installments of 30,000 on May 27, 2006, 2007, 2008, 2009, and 2011, respectively.

(4)	Represents grant of 25,000 incentive stock options which vests in five equal installments of 5,000 on August 8, 2006, 2007, 2008, 2009, and 2010, respectively.

BENEFICIAL OWNERS OF HENRY BROS. ELECTRONICS COMMON STOCK

          The table that follows sets forth, as of November 1, 2007 certain information regarding beneficial ownership of our common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Unless otherwise indicated, the business address for each of the named individuals is Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410.

          Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

          The applicable percentage of ownership is based on 5,926,065 shares outstanding as of November 1, 2007.

Name address and title of beneficial owner	Number of shares beneficially owned	Percentage of Common Stock Beneficially Owned

James E. Henry, Chairman, Chief Executive Officer, Treasurer and Director	1,400,000	23.6%
Brian Reach, Vice-Chairman, President, Chief Operating Officer, Secretary, and Director (1)	195,000	3.3%
John P. Hopkins, Chief Financial Officer (2)	30,000	*
Robert De Lia, Sr., Director (3)	44,000	*
James W. Power, Director (4)	4,000	*
Joseph P. Ritorto, Director (5)	46,000	*
David Sands, Director (6)	4,000	*
All executive officers and directors as a group (8 persons) (7)	1,723,000	29.1%

*	Less than 1%

CERTAIN BENEFICIAL OWNERS

          The following table gives information about each additional shareholder known by us to be a beneficial owner of more than 5 percent of common stock as of November 1, 2007, based on information filed with the SEC:

	Amount of	Percent

Irvin F. Witcosky (8)	1,361,800	23.0%
Richard D. Rockwell (9)	654,000	11.0%

(1)

The amount shown for Mr. Reach includes a currently exercisable option to purchase 100,000 shares of the Company’s Common Stock at a price of $7.10 per share and a currently exercisable option to purchase 10,000 shares of the Company’s Common Stock at a price of $3.71 per share.

(2)	The amount shown for Mr. Hopkins includes a currently exercisable option to purchase 30,000 shares of the Company’s Common Stock at a price of $3.71 per share.

(3)

The amount shown for Mr. De Lia, Sr. includes three currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $7.19, $4.90 and $3.33 per share, respectively.

(4)	The amount shown for Mr. Power includes two currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $6.08 and $3.33 per share, respectively.

(5)

The amount shown for Mr. Ritorto includes currently exercisable options to purchase 5,000 shares at $7.95 and 2,000 shares each of the Company’s common stock at $7.19, $4.90 and $3.33 per share, respectively.

(6)	The amount shown for Mr. Sands includes two currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $4.90 and $3.33 per share, respectively.

(7)	The amount shown includes currently exercisable options to purchase 165,000 shares of the Company’s common stock.

(8)

Mr. Witcosky resigned as the Company’s President and as a Director, effective March 23, 2007. The amount shown for Mr. Witcosky is pursuant to a Schedule 13D/A, filed on April 5, 2007, by Mr. Witcosky. His current address is 419 E. Penn St., Long Beach, NY 11561.

(9)	The amount shown for Mr. Rockwell is pursuant to a Form 3, filed on October 4, 2007, by Mr. Rockwell, an individual, reporting an address of 43 River Road, Nutley, NJ 07110.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In 2006, the Company had revenues of $678,138 associated with an integrated security systems project with First Aviation Services, Inc. (“First Aviation”). Joseph P. Ritorto, a member of our Board of Directors since January 2002, is co-founder of First Aviation. The Board of Directors reviewed and approved the scope of work between the Company and First Aviation before work commenced.

          The Company paid consulting fees of approximately $3,000 for the year ended December 31, 2004, to a corporation that had a former Director of the Company as an officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of our Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          To our knowledge, for the year ended December 31, 2006, based solely on a review of the copies of such reports furnished to the Company and representations by these individuals that no other reports were required during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners have been timely filed except that Messrs. Power and Hopkins each did not timely file one Form 4. These forms have since been filed.

SHAREHOLDER PROPOSALS – 2008 ANNUAL MEETING

          Proposals by any shareholder intended to be included in the Proxy Statement for the Annual Meeting of Shareholders to be held in the year 2008 must be received at the principal executive offices of the Company on or before February 28, 2008.

UNDERTAKING

          The Company is providing without charge to each person solicited by this proxy statement a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company’s most recent fiscal year.

By Order of the Board of Directors,

/s/ JAMES HENRY

James E. Henry Chairman of the Board

EXHIBIT A

HENRY BROS. ELECTRONICS, INC.
2007 STOCK OPTION PLAN

          1. Purpose of Plan. This 2007 Stock Option Plan (the ‘Plan’) is designed to assist Henry Bros. Electronics, Inc. (the ‘Company’) in attracting and retaining the services of employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

          2. Legal Compliance. It is the intent of the Plan that all options granted under it shall be either ‘Incentive Stock Options’ (‘ISOs’), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the ‘Code’), or non-qualified stock options (‘NQOs’); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (‘Rule 16b-3’). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

          3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

          ‘Board’ means the Board of Directors of the Company.

          ‘Code’ means the Internal Revenue Code of 1986, as the same may from time to time be amended.

          ‘Committee’ means the committee referred to in Section 5 hereof.

          ‘Common Stock’ means the Common Stock of the Company, par value $.0l per share.

          ‘Designated Beneficiary’ means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

          ‘Fair Market Value’ means the closing price of the Common Stock on the American Stock Exchange on the date immediately proceeding the date of grant (the ‘Closing Price’) or if the Common Stock is no longer traded on the American Stock Exchange, the Closing Price on Nasdaq or any other automated quotation system, or if the Common Stock shall not be included in any automated quotation system, as determined by the Committee or the Board in good faith based on all relevant factors.

          ‘Non-Employee Directors’ means a director who is not currently an officer of or employed by the Company or any of its majority-owned subsidiaries.

          ‘Stock Options’ means any stock options granted to an optionee under the Plan.

          ‘Stock Option Agreement’ means a stock option agreement entered into pursuant to the Plan.

          4. Stock Options: Stock Subject to Plan.

          The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 250,000 shares, subject to adjustment as provided in Section 9 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new option grants.

          5. Administration.

     (a) The Plan shall be administered by the Compensation Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the ‘Committee.’ The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

(b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

(i)	prescribe, amend and rescind rules and regulations relating to the Plan;

(ii)	interpret the Plan and the respective Stock Options; and

(iii)

make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

(c) The provisions of this Section 5 shall survive any termination of the Plan.

          6. Grants of Options.

(a) Employees, employee directors, Non-Employee Directors, Employees of the Company or any of its subsidiaries shall be eligible to be selected by the Committee to receive stock option grants.

     (b) Subject to the provisions of the Plan, the Committee shall determine and designate the persons to whom grants will be made, the number of Stock Options to be granted and the terms and conditions of each grant.

7. Terms and Exercise of Stock Option.

     (a) Unless otherwise determined by the Committee, each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the ‘termination date’ of the option.

     (b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any Stock Option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the Stock Option unless otherwise provided in the Stock Option Agreement.

     (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option provided such shares have been owned by the optionee for at least six months prior to exercise or were not acquired, directly or indirectly, from the Company, or (ii) instruct a broker to notify the Company of optionee’s exercise and sell stock to cover the exercise price and tax withholding. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 8(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

     (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

8. Other Stock Option Conditions.

     (a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

     (b) Unless otherwise determined by the Committee, in the event of the termination of an optionee’s employment by the Company at any time for any reason (excluding disability or death), the portion of his or her Stock Option which is exercisable at the date of termination of employment and all rights thereunder shall terminate on the date of termination of the optionee’s relationship with the Company, except that the optionee shall have the right to exercise his or her Stock Option (to the extent that the optionee was entitled to exercise it as of the date of termination), within three (3) months of the date of termination, but in no event later than the termination date of his or her Stock Option; provided, however, if the optionee is terminated for cause, the Stock Option shall terminate on the date of termination of employment. The Committee or the Board, may determine, in their sole discretion, whether the date of termination will be based on the last day the optionee performed services for the Company rather than the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), the portion of his or her Stock Option which is exercisable at the date of disability and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment — but in no event later than the termination date of his Stock Option.

     (c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, the portion of his or her Stock Option which is exercisable at the date of death may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

     (d) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

     (e) Notwithstanding anything to the contrary herein, in the event a Non- Employee Director has served his full term, his Stock Options that are exercisable shall be exercisable until the termination date of his Stock Option. If a Non-Employee Director shall die while serving on the Board, the portion of his Stock Option which is exercisable at the date of death may be exercised by his designated beneficiary or beneficiaries (or, a person who has been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option. Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

     (f) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

          9. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, liquidation, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee or the Board, whose determination shall be binding and conclusive.

          10. Amendment and Termination.

     (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9); (ii) permit the grant of options to anyone other than the officers, employee directors, Non-Employee Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 9); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 8(c) of the Plan), terminate such optionee’s Stock Option or adversely affect such optionee’s rights thereunder.

     (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (each of the foregoing a ‘Change of Control Event’), the Company may (i) accelerate the vesting schedule in such manner as the Company may decide in its sole discretion, or (ii) give written notice to the holder of any Stock Option that the portion of his or her Stock Option which is exercisable on the date of the notice may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such Change of Control Event shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period. Alternatively, outstanding Stock Options under the Plan may be assumed or converted to similar options in any surviving or acquiring entity, but, if the surviving or acquiring entity shall refuse to assume, or convert, said Stock Options, they shall be terminated if not exercised according to the requirements set forth above.

          11. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date immediately preceding the date on which the Stock Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value on the date immediately preceding the date on which the NQO is granted, as determined by the Committee.

          12. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee’s ISOs, together with incentive stock options granted under any other plan of the Company are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

          13. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person’s related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

          14. Effective Date of the Plan; Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 2007.

          15. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

          16. Government Regulations, Registrations and Listing of Stock.

     (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company’s obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

     (b) The Company may in its discretion require, whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the ‘Act’) is then in effect with respect to shares issuable upon exercise of any Stock Option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company’s satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such Stock Option; the Company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act.

     (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or Nasdaq, the Company shall not be required to issue a certificate for such shares upon the exercise of any Stock Option, or to list the shares so issuable on such national securities exchange or Nasdaq.

EXHIBIT B

HENRY BROS. ELECTRONICS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Date of Adoption: November 8, 2007

Purpose

          The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Henry Bros. Electronics, Inc.(the “Company”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

          The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

          The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, including Rule 10A-3(b)(1) promulgated under the Exchange Act. At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

          The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

          The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

          The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee and shall be accountable to the Audit Committee and the Board.

          The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. This preapproval requirement shall be subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act if such services are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may, when appropriate, form and delegate authority to subcommittees consisting of one or more members who are independent directors of the Board, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

          The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

          The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

          The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

          1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

          2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

          3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

          4. Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

          6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

          7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

          8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

          10. Review and evaluate the lead partner of the independent auditor team.

          11. Obtain and review a report from the independent auditor at least annually, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor (discussing with the independent auditor any disclosed relationships or services that may have an impact on the objectivity and independence of the auditor), including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

          12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

          13. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

          14. Discuss with the independent auditor issues on which they consulted their national office and matters of audit quality and consistency. Review and approve the audit plan of the independent auditor.

          15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

          16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

          17. Obtain reports from management that the Company and its subsidiary are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

          18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

          20. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

          21. Periodically review and discuss with management the status of management’s implementation of recommendations made by the Audit Committee.

Limitation of Audit Committee’s Role

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

‚	PLEASE FILL IN THE BELOW, SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.	‚

Please mark boxes [O] or [X] in blue or black ink.

1.	Election of Directors.		WITHHOLD AUTHORITY	WITHHOLD
	Nominees for Directors are:		only for those nominees	AUTHORITY
	James E. Henry	FOR ALL	whose name(s) I have	FOR ALL
	Brian Reach	NOMINEES	crossed out	NOMINEES
	Robert L. De Lia Sr. James W. Power Joseph P. Ritorto David Sands Richard D. Rockwell	☐	☐	☐

2.	Proposal to approve the Company’s 2007 Stock Option Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Proposal to approve the selection of Amper, Politziner and Mattia, P.C. as the Company’s independent auditors for the year ending December 31, 2007.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

If you plan to attend the Annual Meeting please mark this box		☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Dated: __________________, 2007	Signature of Shareholder ________________________	Signature of Joint Shareholder ________________________

SIGNATURE(S) should be exactly as the name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

€  FOLD AND DETACH HERE  €

P R O X Y	HENRY BROS. ELECTRONICS, INC. PROXY — ANNUAL MEETING OF SHAREHOLDERS — WEDNESDAY, DECEMBER 12, 2007

          The undersigned shareholder of Henry Bros. Electronics, Inc. (the “Company”) hereby appoints James E. Henry and Brian Reach and each of them, the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on November 6, 2007 at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410 at 10:00 a.m., Eastern Time, on Wednesday, December 12, 2007, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE PROPOSALS ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]